Unocal
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245

NEWS RELEASE

Contact:	Barry Lane (News Media)
310-726-7731
Robert Wright (Investors)
310-726-7665

Unocal receives waiver enabling it to engage in discussions with CNOOC

El Segundo, Calif., June 23, 2005 - Unocal Corporation (NYSE: UCL) announced today that it has received a waiver from Chevron Corporation enabling Unocal to engage in discussions with CNOOC Limited and its representatives concerning a transaction proposed by CNOOC Limited at any time until the date of the Unocal stockholder vote on the proposed merger with Chevron.

The date of the Unocal stockholder meeting has not yet been set.

Unocal intends promptly to commence such discussions with CNOOC Limited. There can be no assurance that any agreement with CNOOC Limited will be reached. In connection with entering into the Chevron merger agreement, the Unocal board of directors recommended the transaction to Unocal stockholders. That recommendation remains in effect.

About Unocal Corporation

Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in North America and Asia.

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Additional Information for Investors

Chevron has filed a preliminary Form S-4, Unocal will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with Chevron with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain the documents free of charge at the Web site maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by contacting Chevron Comptroller's Department, 6001 Bollinger Canyon Road - A3201, San Ramon, CA 94583-2324. You may obtain documents filed with the SEC by Unocal free of charge by contacting Unocal Stockholder Services at (800) 252-2233, 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245.

Chevron, Unocal and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Unocal's stock-holders in connection with the proposed Chevron merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Unocal and their ownership of Unocal stock is set forth in the proxy statement for Unocal's 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.

Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decisions.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained herein, the matters set forth herein, including statements as to the proposed merger transaction with Chevron, the CNOOC proposal and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including uncertainties as a result of the CNOOC proposal and other risk factors as detailed from time to time in Unocal's reports filed or furnished with the SEC, including Unocal's most recent Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Unocal undertakes no obligation to update publicly any forward-looking statements herein, whether as a result of new information, future events or otherwise.

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